SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                         AMENDMENT NO. 1 TO
                              FORM S-3
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933
                    DUKE REALTY INVESTMENTS, INC.
       (Exact name of registrant as specified in its charter)
          Indiana                                 35-1740409
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorportation or organization)
                       8888 Keystone Crossing
                             Suite 1200
                     Indianapolis, Indiana 46240
                           (317) 574-3531
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                           Dennis D. Oklak
                       8888 Keystone Crossing
                             Suite 1200
                     Indianapolis, Indiana 46240
                           (317) 574-3531
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copy to:
                        Alan W. Becker, Esq.
                        Bose McKinney & Evans
              135 North Pennsylvania Street, Suite 2700
                     Indianapolis, Indiana 46204
                           (317) 684-5000

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.   /   /
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   / X /
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering.   /   /
  If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  /   /

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.